Exhibit 99.1

Patriot National Announces Fourth Quarter and Full Year 2014 Financial Results

Provides 2015 Guidance

FORT LAUDERDALE, FL., March 16, 2015 – Patriot National, Inc. (NYSE: PN), a national provider of outsourcing solutions to the workers’ compensation insurance industry, today announced its financial results for its fourth quarter and full year ended December 31, 2014.

Highlights

For the quarter ended December 31, 2014:

•	Reference premium written of $82.0 million

•	Gross reference premium written of $77.4 million

•	Total revenues and fee income of $40.2 million

•	Net loss of $2.4 million, or $0.13 per share

•	Adjusted earnings of $0.1 million, or $0.01 per diluted share

•	Adjusted EBITDA of $9.8 million or 24.3% of fee income

•	Operating Cash Flow of $3.4 million

For the year ended December 31, 2014:

•	Reference premium written of $359.9 million

•	Gross reference premium written of $335.1 million

•	Total revenues of $117.3 million

•	Total fee income of $102.7 million

•	Net income of $10.4 million, or $0.62 per diluted share

•	Adjusted earnings of $3.0 million, or $0.18 per diluted share

•	Adjusted EBITDA of $27.1 million or 26.4% of fee income

•	Operating Cash Flow of $4.5 million

Current Quarter 2015

•	Raised net proceeds of $98.3 million from the IPO completed on January 22, 2015

•	Closed a new $80.0 million credit facility, also in January 2015

Management Commentary

“We appreciate the support of our new shareholders who made our initial public offering a success,” said Steven Mariano, Patriot National’s Chief Executive Officer. “The net proceeds of $98 million along with our new credit facility provides us greater financial flexibility to execute our strategy for both organic and acquisitive growth. Since the IPO, we have made a number of complementary acquisitions to build out our operations and enhance the scope of services we offer to our customers.

“Our fourth quarter results reflect strong execution by our team on all fronts. Gross reference premium written was better than expected, which speaks to the strong reception we are seeing in the marketplace for our outsourced workers’ compensation services. In December, we announced a new carrier relationship with AIG and just recently, we expanded the geographic reach of this program to include 42 states up from 20. We are excited about this program and anticipate further expansion opportunities with our other carrier partners.

-more-

Patriot National, Inc.

“2015 is off to a great start. We are focused on continuing to expand our national platform through organic growth, which is a high priority. At the same time, we look forward to building momentum throughout the year by adding new carriers, expanding services with existing carriers, and pursuing geographic expansion opportunities in our key markets and in new markets. Finally, we will continue to make strategic acquisitions that enhance our competitive position and technology platform and to bolster our team to support future growth.”

Operating Results

Total revenue was $40.2 million for the fourth quarter of 2014, an increase of 190.2 percent from $13.9 million in the fourth quarter of 2013. The increase in total revenue for the fourth quarter of 2014 was primarily due to i) the inclusion of revenue from the acquisition of our managed care services business, Patriot Care Management, which occurred on August 6, 2014; ii) revenue from the contract that we entered into with Guarantee Insurance, also effective August 6, 2014, providing brokerage and policyholders services to Guarantee Insurance in addition to claims administration services that we were already providing; and iii) revenue from brokerage and policyholders services and claims management services that we provided to new insurance carrier clients secured in 2014. Total revenue for 2014 was $117.3 million, an increase of 109.7 percent from $55.9 million in 2013. Full year 2014 revenue includes a $14.0 million net realized gain on investment from the redemption of the MCMC preferred equity in connection with the Patriot Care Management acquisition. Total revenue is comprised of total fee income, net investment income and net realized gains (losses) on investments.

Total fee income was $40.2 million for the fourth quarter of 2014, an increase of 191.8 percent from $13.8 million in the fourth quarter of 2013. The increase in fee income during the fourth quarter of 2014 was primarily due to the above mentioned Patriot Care Management and Guarantee Insurance transactions, as well as fee income we generated from new business produced with new carrier clients secured in 2014. Total fee income for 2014 was $102.7 million, an increase of 83.9 percent from $55.9 million in 2013.

Total expenses for the fourth quarter of 2014 were $41.4 million compared with $18.7 million in the fourth quarter of 2013. For the full year 2014, total expenses were $95.2 million compared with $61.5 million in 2013. Total expenses increased for both the fourth quarter and full year 2014 primarily as a result of the above mentioned transactions.

Fourth quarter 2014 net loss was $2.4 million, or $0.13 per share, compared with a net loss of $5.5 million, or $0.38 per share, in the fourth quarter of 2013. Adjusted earnings for the fourth quarter of 2014 were $0.1 million, or $0.01 per diluted share, compared with an adjusted loss of $5.5 million, or $0.39 per share, in the fourth quarter of 2013. Patriot National defines adjusted earnings or loss and adjusted earnings or loss per share as net income (loss) adjusted for net realized gains (losses) on investments, increase/(decrease) in fair value of warrant redemption liability and loss on exchange of units and warrants.

For the full year 2014, net income was $10.4 million, or $0.62 per diluted share, compared with a net loss of $6.2 million, or $0.43 per share, in 2013. Adjusted earnings for the full year 2014 were $3.0 million, or $0.18 per diluted share, compared with an adjusted loss of $4.5 million, or $0.32 per share, in 2013.

Adjusted EBITDA for the fourth quarter of 2014 was $9.8 million, compared to adjusted EBITDA of $1.6 million for the fourth quarter of 2013. Adjusted EBITDA for the full year 2014 was $27.1 million,

Patriot National, Inc.

compared to adjusted EBITDA of $6.6 million for 2013. Patriot National defines adjusted EBITDA as net income (loss) adjusted for income tax, interest, depreciation and amortization, net realized gains (losses) on investments, loss on exchange of units and warrants, and a provision for uncollectible fee income. The increase in Adjusted EBITDA for both the fourth quarter and full year 2014 was primarily due to the inclusion of the results from the above mentioned Patriot Care Management and Guarantee Insurance transactions.

Operating Cash Flow for the fourth quarter of 2014 was $3.4 million, compared to Operating Cash Flow of $0.3 million for the fourth quarter of 2013. Operating Cash Flow for the full year 2014 was $4.5 million, compared to Operating Cash Flow of $4.7 million for 2013. Patriot National defines Operating Cash Flow as Adjusted EBITDA less income tax expense, interest expense, and capital expenditures.

Capital Transactions

On January 22, 2015, the company completed its initial public offering (IPO) of 8,315,700 shares (including 965,700 shares sold by PennantPark Entities) of its common stock at an offering price of $14.00 per share and received approximately $98.3 million of net proceeds.

On January 22, 2015, the company entered into an $80.0 million, five-year syndicated credit facility led by BMO Harris Bank, N.A. The new facility consists of a $40.0 million revolving credit facility and a $40.0 million term loan facility. Subsequently, the company made borrowings of $40.0 million (or approximately $38.9 million net of loan fees), and together with the proceeds of its recent IPO, repaid $125.1 million outstanding under its previous loan agreements.

2015 Guidance

For the full year ending December 31, 2015, Patriot National currently expects the following from organic activity:

•	Gross reference premium written of $520 million to $540 million, an increase of between 55% and 61%

•	Reference premium written of $440 million to $460 million, an increase of between 22% and 28%

•	Total fee income of $175 million to $178 million, an increase of between 70% and 73%

•	Net income of $12.5 million to $13.5 million, an increase of between 20% and 30% (assumes a 39% effective tax rate)

•	Adjusted earnings of $21.6 million to $22.5 million, an increase of between 620% and 650%

•	Adjusted EBITDA of $49 million to $51 million, an increase of between 81% and 88%, and

•	Operating Cash Flow of $20 million to $25 million, an increase of between 344% and 456%.

Conference Call and Webcast

A conference call and audio webcast with analysts and investors will be held Tuesday, March 17, 2015 at 11:00 a.m. Eastern Time, to discuss the results and answer questions.

Patriot National, Inc.

•	Live conference call: 888-243-4451 (domestic) or 412-542-4135 (international)

•	Conference call replay available through April 1, 2015: 877-344-7529 (domestic) or 412-317-0088 (international)

•	Replay access code: 10061422

•	Live and archived webcast: http://ir.patnat.com/presentations.aspx?iid=4556538

About Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding adjusted earnings and earnings per share (non-GAAP adjusted), Operating Cash Flow and adjusted EBITDA.

A reconciliation of GAAP net income (loss) to both adjusted earnings and adjusted EBITDA can be found in the accompanying table. Adjusted earnings and earnings per share, Operating Cash Flow and adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Patriot National compensates for these limitations by relying primarily on its GAAP results and using adjusted earnings and earnings per share, Operating Cash Flow and adjusted EBITDA only as a supplement.

We have presented Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA in this release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA can provide useful measures for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

•	although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs or tax payments that may represent a reduction in cash available to us;

•	Operating Cash Flow does not reflect changes in working capital that may represent a reduction in cash available to us; and

•	other companies, including companies in our industry, may calculate Adjusted earnings or Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Patriot National, Inc.

About Patriot National

Patriot National is a national provider of comprehensive outsourcing solutions within the workers’ compensation marketplace for insurance companies, employers, local governments and reinsurance captives. Patriot National provides general agency services, specialty underwriting, policyholder services and claims administration services to its insurance carrier clients and other clients. Patriot National is headquartered in Fort Lauderdale, Florida with seven regional offices around the country.

Forward Looking Statements

This press release may include statements that may be deemed to be forward-looking statements. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “Guidance,” and similar expressions are used to identify these forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties, and there are important factors that could cause actual results to differ materially from those indicated in these statements, including the potential that revenue, net income or adjusted EBITDA could finally be determined to be below the range discussed in this press release. For example, we may not be able to place insurance policies for our clients, our expenses may be higher than we expect, we may have difficulty integrating new acquisitions, as well as those matters contained in our filings with the Securities and Exchange Commission. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance or events and that results may differ materially from statements made in or suggested by the forward-looking statements contained in this press release. Any forward-looking statement that we may make in this press release speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments.

Media and Investor Contacts:

Financial Profiles, Inc.

Lisa Mueller

(310) 622-8231

Paige Hart

(310) 622-8244

PatriotNational@finprofiles.com

###

FINANCIAL TABLES TO FOLLOW

Patriot National, Inc.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenues
Total Fee Income	$40,245	$13,790	$102,730	$55,873
Net investment income	—	80	496	87
Net realized gains (losses) on investments	—	—	14,038	(50)

Total Revenues	40,245	13,870	117,264	55,910

Expenses
Salaries and related expenses	14,513	3,888	32,420	15,985
Commission expense	7,448	2,114	16,939	8,765
Outsourced services	2,490	925	5,608	3,303
Other operating expenses	6,020	5,487	21,083	23,927
Interest expense	3,777	568	9,204	1,174
Depreciation and amortization	3,099	5,908	8,093	8,160
Increase (Decrease) in fair value of warrant redemption liability	4,080	(300)	1,823	—
Loss on exchange of units and warrants	—	152	—	152

Total Expenses	41,427	18,742	95,170	61,466

Net income (loss) before income tax expense	(1,182)	(4,872)	22,094	(5,556)
Income Tax Expense	1,234	681	11,635	712

Net Income (Loss) Including Non-Controlling Interest in Subsidiary	(2,416)	(5,553)	10,459	(6,268)
Net income (loss) attributable to non-controlling interest in subsidiary	(23)	(101)	45	(82)

Net Income (Loss)	$(2,393)	$(5,452)	$10,414	$(6,186)

Earnings (Loss) Per Common Share
Basic	$(0.13)	$(0.38)	$0.66	$(0.43)
Diluted	(0.13)	(0.38)	0.62	(0.43)

Weighted Average Common Shares
Basic	18,075	14,288	15,754	14,288
Diluted	18,075	14,288	16,864	14,288

Patriot National, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31,	December 31,
	2014	2013
Assets
Current Assets
Cash	$4,251	$1,661
Restricted cash	6,923	4,435
Fee income receivable	1,942	1,268
Fee income receivable from related party	11,988	2,179
Net receivable from related parties	1,773	—
Deferred costs for initial public offering	2,682	—
Other current assets	430	67

Total current assets	29,989	9,610
Fixed assets, net of depreciation	1,879	2,929
Deferred loan fees	5,911	2,817
Goodwill	61,493	9,953
Intangible assets	32,988	—
Deferred tax asset, net of valuation allowance	351	—
Other long term assets	9,842	10,670

Total Assets	$142,453	$35,979

Liabilities and Stockholders’ Deficit
Liabilities
Deferred claims administration services income	$8,515	$7,839
Net advanced claims reimbursements	6,803	4,370
Income taxes payable	11,548	408
Accounts payable, accrued expenses and other liabilities	15,027	1,695
Current portion of notes payable	15,782	8,190
Current portion of capital lease obligation	2,332	2,253

Total current liabilities	60,007	24,755
Notes payable	95,039	30,324
Capital lease obligation	2,438	4,563
Deferred tax liability	13,207	291
Warrant redemption liability	12,879	6,934

Total liabilities	183,570	66,867

Stockholders’ Deficit
Total Patriot National, Inc. Stockholders’ Deficit	(40,772)	(30,498)
Less non-controlling interest	(345)	(390)

Total Stockholders’ Deficit	(41,117)	(30,888)

Total Liabilities and Stockholders’ Deficit	$142,453	$35,979

The condensed balance sheet at December 31, 2013 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements.

Patriot National, Inc.

Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Adjusted EBITDA	$9,797	$1,557	$27,131	$6,606
Adjusted EBITDA margins	24.3%	11.3%	26.4%	11.8%
Operating Cash Flow	$3,410	$289	$4,479	$4,684
Gross Reference Premiums (1)	$77,446	$74,587	$335,144	$350,299
Reference Premiums Written (2)	$81,983	$80,062	$359,924	$357,376
Adjusted Earnings (Loss)	$96	$(5,542)	$2,963	$(4,511)
Adjusted Earnings (Loss) Per Common Share
Basic	$0.01	$(0.39)	$0.19	$(0.32)
Diluted	$0.01	$(0.39)	$0.18	$(0.32)

(1)	Gross Reference Premiums represent the aggregate premium, grossed up for large deductible credits, produced by us for our insurance carrier clients
(2)	Reference Premiums Written represents the aggregate premium written with respect to business produced for Guarantee Insurance Company and the aggregate collected premium for all other insurance carrier clients, grossed up for large deductible credits, produced by us for our insurance carrier clients

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Reconciliation from Net Income (Loss) to Adjusted EBITDA:
Net Income (Loss)	$(2,393)	$(5,452)	$10,414	$(6,186)
Income Tax Expense	1,234	681	11,635	712
Interest expense	3,777	568	9,204	1,174
Depreciation and amortization	3,099	5,908	8,093	8,160

EBITDA	5,717	1,705	39,346	3,860
Net realized (gains) losses on investments	—	—	(14,038)	50
Increase (Decrease) in fair value of warrant redemption liability	4,080	(300)	1,823	—
Loss on exchange of units and warrants	—	152	—	152
Provision for uncollectible fee income (1)	—	—	—	2,544

Adjusted EBITDA	$9,797	$1,557	$27,131	$6,606

Calculation of Adjusted EBITDA margins:
Total Fee Income	$40,245	$13,790	$102,730	$55,873
Adjusted EBITDA	$9,797	$1,557	$27,131	$6,606

Adjusted EBITDA margins	24.3%	11.3%	26.4%	11.8%

(1)	Represents a provision for uncollectible fee income recorded in connection with the liquidation in May 2013 of Ullico Casualty Company, one of our insurance carrier clients from April 2009 until we terminated the contract effective March 26, 2012

Patriot National, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Reconciliation from Net Income (Loss) to Adjusted Earnings (Loss):
Net Income (Loss)	$(2,393)	$(5,452)	$10,414	$(6,186)
Net realized (gains) losses on investments	—	—	(14,038)	50
Increase (Decrease) in fair value of warrant redemption liability	4,080	(300)	1,823	—
Loss on exchange of units and warrants	—	152	—	152
Provision for uncollectible fee income (1)	—	—	—	2,544
Income tax effect related to reconciling items	(1,591)	58	4,764	(1,071)

Adjusted Earnings (Loss)	$96	$(5,542)	$2,963	$(4,511)

Calculation of Adjusted Earnings (Loss) Per Common Share
Basic	$0.01	$(0.39)	$0.19	$(0.32)
Diluted	0.01	(0.39)	0.18	(0.32)

Weighted Average Common Shares Outsanding
Basic	18,075	14,288	15,754	14,288
Diluted	18,906	14,288	16,864	14,288

(1)	Represents a provision for uncollectible fee income recorded in connection with the liquidation in May 2013 of Ullico Casualty Company, one of our insurance carrier clients from April 2009 until we terminated the contract effective March 26, 2012

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Reconciliation from Net Income (Loss) to Operating Cash Flow:
Net Income (Loss)	$(2,393)	$(5,452)	$10,414	$(6,186)
Income Tax Expense	1,234	681	11,635	712
Interest expense	3,777	568	9,204	1,174
Depreciation and amortization	3,099	5,908	8,093	8,160

EBITDA	5,717	1,705	39,346	3,860
Net realized (gains) losses on investments	—	—	(14,038)	50
Increase (Decrease) in fair value of warrant redemption liability	4,080	(300)	1,823	—
Stock-based compensation	—	—	—	—
Loss on exchange of units and warrants	—	152	—	152
Provision for uncollectible fee income (1)	—	—	—	2,544

Adjusted EBITDA	9,797	1,557	27,131	6,606

Less: Income Tax Expense	(1,234)	(681)	(11,635)	(712)
Less: Interest expense	(3,777)	(568)	(9,204)	(1,174)
Less: Purchase of fixed assets and other long-term assets	(1,376)	(19)	(1,813)	(36)

Operating Cash Flow (1)	$3,410	$289	$4,479	$4,684

(1)	Operating Cash Flow is defined as Adjusted EBITDA less income tax expense, interest expense, and capital expenditures